Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Eaton Vance Mutual Funds Trust of our report dated December 19, 2005 for Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2 (one of the series of Eaton Vance Mutual Funds Trust) for the year ended October 31, 2005 in the Prospectus and Information Statement which constitutes part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus and Information Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts January 30, 2006